UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 29, 2026
(Date of earliest event reported)

C.H. ROBINSON WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-23189

Delaware	41-1883630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14701 Charlson Road
Eden Prairie, Minnesota 55347
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 952-937-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	CHRW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers
On May 29, 2026, the Talent & Compensation Committee of C.H. Robinson Worldwide, Inc. (the “Company”) approved a special equity award for Arun Rajan, the Company’s Chief Strategy and Innovation Officer, designed to drive strategic and talent development outcomes, as well as to reward financial overperformance and retain Mr. Rajan’s service to achieve these objectives. The special equity award consists of performance stock units valued at $6 million at the target level of performance and restricted stock units valued at $1.5 million. The number of units subject to the equity award will be determined by dividing the value of the grant by the average closing price of a share of the Company’s common stock during the 30-day period ending on day prior to the grant date, and rounding down to the nearest whole number. Mr. Rajan’s special equity award is subject to the Amended and Restated 2022 Equity Incentive Plan.
The performance stock unit award vests based on achievement of strategic and talent development milestones over a five-year period covering FY2026 – FY2030, plus an “outperformance” portion based on exceptional financial performance in 2030. The award includes two strategic milestones, each weighted equally for a total of $2.5 million of the total award, that relate to (i) high-quality truckload growth in any fiscal year during the performance period and (ii) introducing AI-enabled products and solutions by increasing adjusted growth profit in the Robinson Managed Services business unit for two consecutive years during the performance period. The award also includes talent development milestones, representing $1.0 million of the total award, that relates to the creation, identification and development of leadership in the Company’s strategic and innovation functions over the performance period. The outperformance award, representing $2.5 million of the total award at target, is based on achievement of adjusted earnings per share goals for the last year of the performance period, with potential payouts ranging from 50% to 200% of target. The performance stock units will be forfeited if Mr. Rajan’s service with the Company terminates for any reason other than death or disability prior to vesting, unless a qualifying termination occurs within 12 months following a change in control.
The restricted stock unit award vests over five years, as to 20% of the shares on each one-year anniversary of the date of grant, subject to certain accelerated or continued vesting provisions in the case of a termination without cause, resignation for good reason, death or disability.
The foregoing descriptions of the performance stock unit and restricted stock unit award agreements are qualified by reference to the full text of the award agreements, which are filed as Exhibits 10.1 and 10.2 hereto, respectively.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

NUMBER	DESCRIPTION

10.1	Performance stock unit award for Arun Rajan.

10.2	Restricted stock unit award agreement for Arun Rajan.

104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:May 29, 2026

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Dorothy G. Capers
Dorothy G. Capers
Chief Legal Officer and Corporate Secretary